UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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UTEK Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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UTEK CORPORATION

2109 Palm Avenue

Tampa, Florida 33605

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on June 25, 2009, at 9:00 a.m., local time, at the Hilton Garden Inn, 1700 E. 9th Avenue, Tampa, Florida 33605. You will be asked to consider and vote upon the following proposals:

•	to elect seven (7) directors of the Company who will serve for one (1) year, or until their successors are elected and qualified;

•	to ratify the selection of Pender Newkirk & Company, LLP to serve as the registered independent public accounting firm for the Company for the year ending December 31, 2009;

•	to approve an amendment to the Company’s Amended and Restated Employee Stock Option Plan to increase the number of shares authorized for issuance;

•	to approve the de-listing of the Company’s common stock from the London Stock Exchange Alternative Investment Market;

•	to authorize the Board of Directors of the Company to withdraw the Company’s election to be treated as a business development company under the Investment Company Act of 1940;

•

to approve any adjournment of the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals; and

•	to transact such other business as may properly come before the meeting.

All stockholders are encouraged to vote their shares, either by voting in person at the Annual Meeting of Stockholders or by completing, signing, dating and returning the proxy card enclosed.

We look forward to seeing you, and would like to take this opportunity to remind you that your vote is very important.

Sincerely,

Douglas Schaedler
President

Tampa, Florida

                    , 2009

UTEK CORPORATION

2109 Palm Avenue

Tampa, Florida 33605

(813) 754-4330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of UTEK Corporation:

The 2009 Annual Meeting of Stockholders of UTEK Corporation (the “Company” or “UTEK”) will be held at the Hilton Garden Inn, 1700 E. 9th Avenue, Tampa, Florida 33605 on June 25, 2009, at 9:00 a.m., local time, for the following purposes:

1. To elect seven (7) directors of the Company who will serve for one (1) year, or until their successors are elected and qualified;

2. To ratify the selection of Pender Newkirk & Company, LLP to serve as the registered independent public accounting firm for the Company for the year ending December 31, 2009;

3. To approve an amendment to the Company’s Amended and Restated Employee Stock Option Plan to increase the number of shares authorized for issuance;

4. To approve the de-listing of the Company’s common stock from the London Stock Exchange Alternative Investment Market

5. To authorize the Board of Directors of the Company to withdraw the Company’s election to be treated as a business development company under the Investment Company Act of 1940;

6. To approve any adjournment of the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals; and

7. To transact such other business as may properly come before the meeting.

You have the right to receive notice and to vote at the annual meeting if you were a stockholder of record at the close of business on April 30, 2009. Whether or not you expect to be present in person at the annual meeting, please sign the enclosed proxy and return it promptly in the envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board of Directors,

CAROLE R. WRIGHT

Corporate Secretary

Tampa, Florida

                    , 2009

This is an important annual meeting. To ensure proper representation at the annual meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the annual meeting, you still may attend the meeting and vote your shares in person.

Page
General Information	1
Voting Information	1
Corporate Governance	4
Security Ownership	9
Director Compensation	11
Proposal 1: Election of Directors	13
Proposal 2: Ratification of the selection of the Independent Registered Public Accounting Firm	16
Proposal 3: Approval to Amend the Company’s Amended and Restated Employee Stock Option Plan to increase the number of shares authorized for issuance	18
Proposal 4: Approval to De-list the Company’s common stock from the London Stock Exchange Alternative Investment Market	22
Proposal 5: Authorization for the Board of Directors of the Company to withdraw the Company’s election to be treated as a business development company under the Investment Company Act of 1940	24
Proposal 6: Approval to Adjourn the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals	27
Executive Compensation	28
Compensation Committee Report	35
Certain Relationships and Transactions	40
Section 16(a) Beneficial Ownership Reporting Compliance	40
Other Business	40
2010 Annual Meeting of Stockholders	40
Exhibit A—Amended and Restated Employee Stock Option Plan	A-1

UTEK CORPORATION

2109 Palm Avenue

Tampa, Florida 33605

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UTEK Corporation (the “Company” or “UTEK”) for use at the Company’s 2009 Annual Meeting of Stockholders (the “Meeting”) to be held on Thursday, June 25, 2009, at 9:00 a.m., local time, at the Hilton Garden Inn, 1700 E. 9th Avenue, Tampa, Florida 33605 and at any adjournments thereof. This proxy statement and the accompanying proxy card are first being sent to stockholders on or about May 20, 2009.

We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the executed proxy card, the shares covered by the proxy card will be voted for the election of the nominees as directors and for the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the Company’s Corporate Secretary in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If a broker, bank, or other institution or nominee holds your shares for your account, you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

VOTING INFORMATION

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1. To elect seven (7) directors of the Company who will serve for one (1) year, or until their successors are elected and qualified;

2. To ratify the selection of Pender Newkirk & Company, LLP to serve as the registered independent public accounting firm for the Company for the year ending December 31, 2009;

3. To approve an amendment to the Company’s Amended and Restated Employee Stock Option Plan to increase the number of shares authorized for issuance;

4. To approve the de-listing of the Company’s common stock from the London Stock Exchange Alternative Investment Market;

5. To authorize the Board of Directors of the Company to withdraw the Company’s election to be treated as a business development company under the Investment Company Act of 1940;

6. To approve any adjournment of the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals; and

7. To transact such other business as may properly come before the Meeting.

Voting Securities

You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on April 30, 2009 (the “Record Date”). On April , 2009, there were 11,056,370 shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.

Quorum Required

The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock, issued and outstanding as of April 30, 2009, will constitute a quorum. As of April , 2009, there were 11,056,370 shares of the Company’s common stock outstanding. Therefore, the presence of the holders of the Company’s common stock representing at least 5,528,186 votes will be required to establish a quorum. Abstentions and broker non-votes are included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

Vote Required

Election of Nominee Directors. The affirmative vote of a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to elect the seven (7) nominees as directors. This means that the seven (7) nominees will be elected if they receive more affirmative votes than any other person. Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the stockholder vote.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required for the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2009. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal.

Approval to Amend the Company’s Amended and Restated Employee Stock Option Plan to increase the number of shares authorized for issuance. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to approve this proposal. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal. Broker shares for which written authority to vote has not been obtained will be treated as not present and not entitled to vote with respect to this proposal and will, therefore, reduce the absolute number (but not the percentage) of the affirmative votes required for approval of such proposal.

Approval of Proposal to De-list the Company’s common stock from the London Stock Exchange Alternative Investment Market. The affirmative vote of 75% of the shares cast at the Meeting is required to approve this proposal. An abstention from voting on this proposal will have no the effect on this proposal because an abstention is not deemed to be a vote cast at the Meeting. Broker shares for which written authority to vote has not been obtained will be treated as not cast at the Meeting and will, therefore, reduce the absolute number (but not the percentage) of the affirmative votes required for approval of such proposal.

Authorization for the Board of Directors of the Company to withdraw the Company’s election to be treated as a business development company under the Investment Company Act of 1940. The affirmative vote of a “majority of the outstanding shares” is required to approve this proposal, which is defined as (A) 67% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or (B) more than 50% of the outstanding voting securities of the Company, whichever is the less. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Approval to Adjourn the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to approve this proposal. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal.

Information Regarding this Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company (without special compensation therefore).

Voting and Revocation of Proxies

If a stockholder is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

Any proxy duly given pursuant to this solicitation may be revoked by the stockholder, at any time prior to the voting of the proxy, by written notice to the Company’s Corporate Secretary, by a later-dated proxy signed and returned by mail or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

CORPORATE GOVERNANCE

The Company’s business and affairs are managed under the direction of the Board of Directors of the Company. The Board of Directors elects the Company’s officers, who serve at the discretion of the Board of Directors.

Director Independence

In accordance with NYSE Amex rules, the Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with the independence requirements set forth in the NYSE Amex listing standards.

Based on these standards, at its meeting held on February 27, 2009, the Board of Directors determined that each of the following non-employee director nominees is independent and has no relationship with the Company, except as a director and stockholder of the Company:

•	Kwabena Gyimah-Brempong

•	Holly Callen Hamilton

•	Francis Maude

•	John Micek III

•	Keith A. Witter

Each such director is also not an “interested person” of the Company, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, or the 1940 Act.

In addition, the two remaining director nominees, Douglas Schaedler, who is the Company’s President and Chief Compliance Officer, and Sam Reiber, who is the Company’s Vice President and General Counsel, are not independent directors under the NYSE Amex listing standards and are “interested persons” of the Company, as that term is defined in Section 2(a)(19) of the 1940 Act.

Nominations for Directors

Identifying Candidates

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new nominee in light of the criteria above. The entire Board of Directors is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Qualifications

The Nominating and Corporate Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. The Nominating and Corporate Governance Committee also believes it is appropriate for certain key members of the Company’s management to participate as members of the Board of Directors.

In addition, the Nominating and Corporate Governance Committee generally believes that a director nominee should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience which would be of value to the Company in the performance of the duties of a director; and

•	have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

Stockholder Recommendation of Nominees

The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with our bylaws and any other applicable law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination to our Board of Directors by writing to: Nominating and Corporate Governance Committee of the Board of Directors, UTEK Corporation, 2109 Palm Avenue, Tampa. Florida 33605. When submitting a nomination to us for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, or the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

Lead Director

The Board of Directors can designate, from time to time, a lead non-management director (“Lead Director”). The Board of Directors reviews periodically, and at least once a year, whether to keep the Lead Director position and who the Lead Director will be. The Lead Director is responsible for leading the meetings of non-management directors, facilitating communications between the non-management directors and the Chairman of the Board of Directors, providing guidance to the Chairman of the Board of Directors regarding the agenda for Board meetings and for other matters as determined by the Board of Directors from time to time. The Board of Directors designated Keith A. Witter as the Lead Director at a meeting in June 2008 and plans to review the Lead Director position in 2009.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company’s Corporate Secretary. However, if stockholders feel their questions have not been addressed, they may communicate with the Company’s Board of Directors by sending their communications to an individual director(s) or to the Company’s Board of Directors, c/o Corporate Secretary, 2109 Palm Avenue, Tampa, Florida 33605. All stockholder communications received by the Company’s Corporate Secretary in this manner will be delivered to the individual director(s) or to the Company’s Board of Directors.

The Lead Director of the Board of Directors, Keith A. Witter, is an independent director and has been designated by the Board of Directors to preside at the executive sessions of the independent directors. If interested parties wish to make a concern known to the independent directors, they may do so in a writing addressed to the Lead Director, 2109 Palm Avenue, Tampa, Florida 33605.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics, which is the Company’s code of ethics applicable to all directors, executive officers and employees, embodies the Company’s principles and practices relating to the ethical conduct of the Company’s business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business. The Code of Business Conduct and Ethics is available on the Company’s website at www.utekcorp.com. The Code of Business Conduct and Ethics is also available in print to any stockholder or other interested party who requests it from the Company.

Meetings of the Board of Directors and Committees

The Company’s Board of Directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The charters for the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee can be found on the Company’s website at www.utekcorp.com. During 2008, the Board of Directors held twelve board meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and applicable committee meetings on which each director served, except for Arthur Chapnik and Francis Maude who attended 58% and 50% of the board meetings, respectively. The Company requires each director to make a diligent effort to attend all board and committee meetings, as well as each annual meeting of stockholders. Each of the directors was present at the Company’s 2008 Annual Meeting of Stockholders with the exception of Arthur Chapnik and Francis Maude. Mr. Chapnik will not stand for re-election to the Company’s Board of Directors upon the expiration of his term at the Meeting.

Membership on Board Committees

This table lists the three committees of the Company’s Board of Directors, the directors who currently serve on them, and the number of committee meetings held in 2008.

Name	Audit	Compensation	Nominating and Corporate Governance
Kwabena Gyimah-Brempong	—
Holly Callen Hamilton		—	C
Francis Maude		—	—
John Micek III	C		—
Keith A. Witter	—	C
2008 Meetings	4	4	1

C	= Chairman
—	= Member

Audit Committee

The responsibilities of the Audit Committee are described in the Audit Committee’s charter. The Audit Committee provides assistance to the Board of Directors by:

•	monitoring the integrity of the consolidated financial statements of the Company;

•	monitoring compliance by the Company with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics; and

•	evaluating and monitoring the qualifications, independence and performance of the Company’s registered independent public accounting firm.

All members of the Audit Committee are independent directors as required by the listing standards of the NYSE Amex. The Board of Directors has determined that Mr. Micek is an “audit committee financial expert,” as defined by Item 407 of Regulation S-K under the Exchange Act.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements of the Company with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the registered independent public accounting firm, Pender Newkirk & Company, LLP, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. In addition, the Audit Committee has discussed with Pender Newkirk & Company, LLP, its independence from management and the Company including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board and considered the compatibility of non-audit services with Pender Newkirk & Company, LLP’s independence.

The Audit Committee discussed with Pender Newkirk & Company, LLP the overall scope and plans for its audits. The Audit Committee meets with Pender Newkirk & Company, LLP, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Pender Newkirk & Company, LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2009.

The Audit Committee

John Micek III, Chairman
Keith Witter
Kwabena Gyimah-Brempong

Compensation Committee

All members of the Compensation Committee are independent directors as required by the listing standards of the NYSE Amex. The Compensation Committee operates pursuant to a charter approved by the Board of Directors. The Compensation Committee reviews and approves annual salaries and bonuses for all officers, reviews, approves and recommends to the Board of Directors the terms and conditions of any employee benefit plans or changes thereto, administers the Company’s stock option plans and carries out the responsibilities required by the rules of the NYSE Amex. The processes and procedures by which the Compensation Committee considers and determines executive officer compensation are described in the Compensation Discussion and Analysis section included in this proxy statement. While the Compensation Committee oversees the Company’s executive compensation program, the Nominating and Governance Committee has the authority to oversee the compensation and benefits of non-employee directors and make recommendations on such matters to the Board of Directors for approval.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in 2008 were Mr. Maude, Mr. Witter and Ms. Callen Hamilton. None of the members of the Compensation Committee are current or former officers or employees of the Company. None of the members of the Compensation Committee has any relationship required to be disclosed under this caption under the rules of the SEC.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are independent directors as required by the listing standards of the NYSE Amex. The Nominating and Corporate Governance Committee has the responsibility of recommending to the Board of Directors nominees to fill vacancies in the Board of Directors, strengthening the Board of Director’s oversight of management, and monitoring compliance with the Company's corporate governance guidelines. The Company’s corporate governance guidelines are available on the Company’s website at www.utekcorp.com. The Nominating and Corporate Governance Committee also has the responsibility for providing the evaluation of director performance, bringing to the Board of Directors recommendations for the membership of the committees of the Board of Directors, and recommending to the Board of Directors a successor to the Chief Executive Officer when a vacancy occurs through retirement or otherwise.

Executive Officers

The following information pertains to the Company’s executive officers who are not directors or director nominees of the Company.

Carole R. Wright, C.P.A., age 47, has served as the Company’s Secretary and Treasurer since June 1999 and as the Company’s Chief Financial Officer since March 2003. Ms. Wright also served as Chief Financial Officer of the Company from June 1999 until February 2001. Ms. Wright has been a partner with Myers & Wright, P.A., an accounting firm located in Tampa, Florida, from 1987 to present. She received her Bachelor of Science degree in accounting from the University of Tampa.

SECURITY OWNERSHIP

The following table sets forth certain information as of April     , 2009, with respect to the beneficial ownership of the Company’s common stock by (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (ii) each of the Company’s executive officers and directors and (iii) all of the Company’s executive officers and directors as a group. A person has beneficial ownership over shares of the Company’s common stock if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as described below.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage Beneficially Owned
Interested Directors:
Clifford M. Gross(2)	1,951,954	(3)	17.7%
Arthur Chapnik(4)	12,500	(5)	*
Sam Reiber	63,150	(6)	*
Douglas Schaedler(7)	110,000	(8)	1.0

Independent Directors:
Kwabena Gyimah-Brempong	27,500	(9)	*
Holly Callen Hamilton	26,300	(10)	*
Francis Maude	18,750	(11)	*
John Micek III	52,850	(12)	*
Keith A. Witter	13,315	(13)	*

Executive Officers:
Carole R. Wright	47,000	(14)	*
All directors and executive officers as a group	2,323,319		21.0%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each person listed in this table is c/o UTEK Corporation, 2109 Palm Avenue, Tampa, Florida 33605.

(2)	Mr. Gross will not stand for re-election to the Company’s Board of Directors upon the expiration of his term at the Meeting.

(3)	1,937,254 shares of common stock are held by Clifford M. Gross and his wife, Elissa-Beth Gross, jointly by the entireties. An additional 7,350 shares of common stock are held by Dr. and Mrs. Gross for their children and 7,350 shares are held by Dr. and Mrs. Gross’ daughter.

(4)	Mr. Chapnik will not stand for re-election to the Company’s Board of Directors upon the expiration of his term at the Meeting.

(5)	Includes 12,500 shares of common stock held by Mr. Chapnik

(6)	Includes 10,000 shares of common stock issuable upon the exercise of options held by Mr. Reiber, 48,000 shares of common stock held by Mr. Reiber, 50% ownership of 6,100 shares of common stock held in the name of Linsky & Reiber, and 2,100 shares held by the Moses Reiber Trust. Mr. Reiber was formerly a partner with Linsky & Reiber, a law firm in Tampa, Florida, and is a co-trustee of the Moses Reiber Trust.

(7)	Mr. Schaedler has been nominated to stand for election as a member of the Company’s Board of Directors at the Meeting.

(8)	Includes 110,000 shares of common stock issuable upon exercise of options held by Mr. Schaedler.

(9)	Includes 27,500 shares of common stock held by Dr. Gyimah-Brempong and his wife.

(10)	Includes 25,000 shares of common stock issuable upon exercise of options held by Ms. Callen Hamilton, 300 shares of common stock held by Ms. Callen Hamilton and 1,000 shares held by her husband’s IRA.

(11)	Includes 18,750 shares of common stock issuable upon exercise of options held by Mr. Maude.

(12)	Includes 33,350 shares of common stock held by Mr. Micek and 19,500 shares held by Silicon Prairie Partners, LP. Mr. Micek is the managing director of Silicon Prairie Partners, LP.

(13)	Includes 7,315 shares of common stock held by Mr. Witter, 1,000 shares of common stock held by his wife and 5,000 shares held by Mr. Witter’s IRA.

(14)	Includes 500 shares of common stock held by Ms. Wright, 14,000 shares of common stock held in the name of Myers and Wright, PA, an accounting firm of which Ms. Wright is a partner, and 32,500 shares of common stock issuable upon the exercise of options held by Ms. Wright.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors or nominees as of April     , 2009.

Name of Director/Nominee	Dollar Range of Equity Securities Beneficially Owned in the Company(1)(2)
Interested Directors/Nominees
Clifford M. Gross(3)	[Over $100,000]
Douglas Schaedler(4)	[Over $100,000]
Arthur Chapnik(3)	[$50,001-$100,000]
Sam Reiber	[Over $100,000]

Independent Directors/Nominees
Kwabena Gyimah-Brempong	[Over $100,000]
Holly Callen Hamilton	[Over $100,000]
Keith A. Witter	[$50,001-$100,000]
John Micek III	[Over $100,000]
Francis Maude	[Over $100,000]

(1)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or Over $100,000.

(2)	The dollar range of equity securities beneficially owned in the Company is based on the closing price for the Company’s common stock of $[ ] on April , 2009 on the NYSE Amex. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

(3)	Director will not stand for re-election to the Company’s Board of Directors upon the expiration of his term at the Meeting.

(4)	Mr. Schaedler has been nominated to stand for election as a member of the Company’s Board of Directors at the Meeting.

DIRECTOR COMPENSATION

The following table sets forth compensation that the Company paid during the fiscal year ended December 31, 2008 to its non-employee directors. The Company does not separately compensate directors who are employees for services as a director. The Company’s directors are divided into two groups—interested directors and independent directors. Interested directors are “interested persons” as defined in the 1940 Act.

Fees payable to the non-employee directors for serving in the various positions on the Board of Directors were as follows for the fiscal year ended December 31, 2008:

Position	Jan. – June 2008	July – Dec. 2008
Director	$3,750	$6,000
Lead Director	7,500	10,000
Audit Committee Member	7,500	7,500
Audit Committee Chairman	15,000	15,000
Budget Committee Member(1)	1,000	2,000
Budget Committee Chairman(1)	2,500	2,500
Compensation Committee Member	1,000	2,000
Compensation Committee Chairman	2,500	2,500
Nominating and Corporate Governance Committee Member	2,000	4,000
Nominating and Corporate Governance Committee Chairman	5,000	10,000

(1)	This committee was dissolved in January 2009.

Non-employees directors are also eligible for stock option awards under the Company’s Amended and Restated Non-Qualified Stock Option Plan, originally adopted in 2000 (the “2000 Plan”), upon joining the Board of Directors. Directors are also reimbursed for travel and out-of-pocket expenses incurred in connection with their service. The Company does not provide retirement benefits, perquisites or other benefits to non-employee directors. The Company paid compensation to its non-employee directors as follows for the fiscal year ended December 31, 2008.

Name and Position	Fees Earned or Paid in Cash	Option Awards (1)(2)(3)	All Other Compensation	Total
Interested Directors:
Arthur Chapnik(4)	$9,750	$—	$—	$9,750
Director
Independent Directors:
Kwabena Gyimah-Brempong	26,750	—	—	26,750
Director
Holly Callen Hamilton	24,250	—	—	24,250
Director
Francis Maude	15,250	37,346	—	52,596
Director
John Micek III	43,750	—	—	43,750
Director
Keith A. Witter	49,250	—	—	49,250
Director

(1)	Any non-employee director that is elected or appointed to the Company’s Board of Directors will receive options to purchase 25,000 shares of common stock upon his or her election or appointment, with options to purchase 6,250 shares of common stock vested at the time of grant and an option to purchase an additional 6,250 shares of common stock vesting on each anniversary of the grant for three consecutive years.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) of awards pursuant to the 2000 Plan and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2008 are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2009.

(3)	The aggregate number of stock options outstanding for each of our directors as of December 31, 2008 is provided in the table below:

Director	Number of Options Outstanding
Arthur Chapnik	—
Kwabena Gyimah-Brempong	—
Holly Callen Hamilton	25,000
Francis Maude	25,000
John Micek	—
Keith A. Witter	—

(4)	Mr. Chapnik will not stand for re-election to the Company’s Board of Directors upon the expiration of his term at the Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors are elected for a term of one year expiring at the following annual meeting of stockholders. Directors serve until their successors are elected and qualified. The current directors, Sam Reiber, Kwabena Gyimah-Brempong, Holly Callen Hamilton, Francis Maude, John Micek III and Keith A. Witter have been nominated by the Nominating and Corporate Governance Committee for election for a one-year term expiring in 2010. In addition, the Nominating and Corporate Governance Committee has nominated the Company’s President, Douglas Schaedler, for election for a one-year term expiring in 2010. Each person being nominated as a director has agreed to serve as a director if elected and has consented to be named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Two of the Company’s current directors, Clifford M. Gross and Arthur Chapnik have advised the Board of Directors that they have elected not to be re-nominated as a director when their term expires at the Meeting. As a result, the Board of Directors has not nominated them for re-election as members of the Board of Directors. Neither Dr. Gross’ nor Mr. Chapnik’s decisions not to be re-nominated were related to any disagreements with the Company or the Board of Directors with respect to the Company’s operations, policies or practices.

Voting for Directors

The affirmative vote of a plurality of the votes cast at the Meeting is required to elect the seven (7) nominees as directors. This means that the seven (7) nominees will be elected if they receive more affirmative votes than any other person. Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the stockholder vote.

A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy for the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons nominated as replacements. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote.

The Nominating and Corporate Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board of Directors. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote.

Thereafter, the Board of Directors will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board of Directors’ action regarding whether to accept the resignation offer.

However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them.

However, if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Information about the Nominees

Certain information with respect to each of the seven nominees for election at the Meeting is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company.

In addition, the nominees for election as directors of the Company have been divided into two groups—interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

Interested Directors

Douglas Schaedler, age 37, was appointed as the Company’s President on February 16, 2009. He previously served as the Company’s Vice President from March 15, 2004 until July 9, 2004. He was then appointed as the Company’s Chief Operating Officer and Chief Compliance Officer, and currently continues to serve in the capacity of Chief Compliance Officer. Prior to joining UTEK, Mr. Schaedler served as a Principal at Praxis, a venture capital firm providing growth capital to emerging companies. Previously, he was the Director of Corporate and Strategic Development at Verticalnet, Inc., a provider of supply management solutions to companies, and is a founder of BuyersUnite, an innovative purchasing aggregation firm. Mr. Schaedler received a B.A. from Tufts University and an M.B.A. from the University of Chicago, Graduate School of Business. He is a Chartered Financial Analyst (CFA). Mr. Schaedler is an interested director nominee because is the President and Chief Compliance Officer of the Company.

Sam Reiber, J.D., 62, has served as the Company’s Vice President since December 2000 and has served as the Company’s General Counsel since 1997 and as a director since May 1998. Mr. Reiber has been in private practice in Tampa, Florida, from 1978 to present. He received a Bachelor’s degree in economics from the University of Minnesota in 1969 and a Juris Doctor from the William Mitchell College of Law in 1974. Mr. Reiber is an interested director because he is the Vice President and the General Counsel of the Company.

Independent Directors

Kwabena Gyimah-Brempong, Ph.D., 58, has served as a director since May 1998. Since 1994, Dr. Gyimah-Brempong has been a Professor of Economics at the University of South Florida School of Business. Dr. Gyimah-Brempong is currently the Chairman of the department of Economics. Dr. Gyimah-Brempong has served as economics program director at the National Science Foundation and a consultant to many international organizations, including the United Nations’ Economic Commission for Africa, Stockholm International Peace Research Institute, and African Capacity Building Foundation.

Holly Callen Hamilton, 60, has served as a director since September 2004 and is the founder and President of Callen & Associates Financial Services, Inc., an investment firm specializing in the areas of venture capital, private placement offerings, retirement planning and charitable giving. Prior to founding Callen & Associates, Ms. Callen Hamilton was affiliated with Paine Webber from 1981 to 1983, where she was a tax planning and insurance products coordinator. From 1991 to 1996, Ms. Callen Hamilton was the Director of Development and Fundraising for the University of Minnesota Women’s Athletic Department. Ms. Callen Hamilton has a B.S. from Indiana University and an M.A. from the University of Illinois.

Francis Maude, 54, has served as a director of the Company since June 1, 2006. Since 1983, Mr. Maude has served as a Member of the Parliament of the United Kingdom. He is also the Chairman of the Conservative Party, one of the two main political parties in the United Kingdom. He has served in numerous senior government positions in the United Kingdom, including as the Minister for Corporate and Consumer Affairs at the Department of Trade and Industry, the Minister of State at the Foreign and Commonwealth Office and the Financial Secretary to the Treasury. He is currently the Chairman of Prestbury Holdings plc, a financial services company, Jubilee Investment Trust plc, an investment trust, Hemisphere Property Fund, a property investment company, and The Mission Marketing Group, an advertising company. He is also the Deputy Chairman of Benfield Group Ltd., a reinsurance brokerage. In addition, Mr. Maude is currently a director of Mediasurface plc, a management software company, Benfield Ltd., a subsidiary of Benfield Group Ltd., Conservatives for Change Ltd., a political forum, and Globalink International Ltd, a telecommunications services company. He has also served as a director of ASDA Group plc, a retail company, Morgan Stanley (UK), Salomon Brothers (UK), Incepta Group plc (where he was Chairman prior to its merger with Huntsworth plc), and Huntsworth plc, investment banking companies, Dynamis plc, a web-based marketplace, The Spectator (1828) Ltd., a magazine publishing company, Policy Exchange Ltd., an investment company, and Performing Business Ltd., an internal corporate communications firm. Mr. Maude received degrees from Corpus Christi College, University of Cambridge and the College of Law in the United Kingdom.

John Micek III, J.D., 55, has served as a director of the Company since June 2001. Since 2000, he has been a managing director of Silicon Prairie Partners, LP, a venture fund. Since September 1998, Mr. Micek has also served as President of JAL Enterprises (formerly Universal Assurors, Inc.), a member company of Universal Group, Inc., a Midwest group of insurance companies. From July 1997 to July 1998, he served as Chief Operating Officer for Protozoa, Inc., a digital media and animation company. From April 1994 to February 1997, Mr. Micek was General Counsel for Enova Systems, Inc., a developer and manufacturer of digital power management and conversion systems for mobile and stationary applications. He also serves as a director of Armanino Foods of Distinction, Inc., a public company that produces and markets frozen and refrigerated food products. He received a Bachelor of Arts degree in History from the University of Santa Clara in 1974 and a Juris Doctorate from the University of San Francisco School of Law in 1979.

Keith A. Witter, J.D., 60, has served as a director of the Company since April 2003. Since 1982, Mr. Witter has been the President of FFP Investment Advisors, Inc., a financial services company. Mr. Witter is an attorney specializing in business, estate, and financial planning. From 1975 to 1980, he served as a partner at the Dunlap Law Office in Rochester, Minnesota. From 1973 to 1975, he worked as an accountant after receiving his undergraduate degree at Gustavus Adolphus College in Business Administration and his law degree from the University of Minnesota.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES AS NAMED IN THIS PROXY STATEMENT.

PROPOSAL 2: RATIFICATION OF SELECTION OF REGISTERED

INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee and the disinterested members of the Board of Directors have selected Pender Newkirk & Company, LLP as the registered independent public accounting firm for the Company for the year ending December 31, 2009. If the stockholders ratify the selection of Pender Newkirk & Company, LLP as the Company’s registered independent public accounting firm, Pender Newkirk & Company, LLP also will be the registered independent public accounting firm for all subsidiaries of the Company.

Pender Newkirk & Company, LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is expected that a representative of Pender Newkirk & Company, LLP will be present, will have the opportunity to make a statement if he or she so desires, and will be available to answer questions at the Meeting.

Fees Billed to the Company by Registered Independent Public Accounting Firm

The following are aggregate fees billed to the Company by Pender Newkirk & Company, LLP in 2008 and 2007:

	Fiscal Year Ended December 31, 2008	Fiscal Year Ended December 31, 2007
Audit Fees	$330,578	$210,084
Audit-Related Fees	15,184	17,032
Tax Fees	40,807	25,039
All Other Fees	1,767	—

Total Fees	$388,336	$252,155

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by independent auditors in connection with statutory and regulatory findings.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, registration statements, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. All other fees consist of fees for products and services other than the services reported.

Policy on Pre-Approval of Services Provided by Registered Independent Public Accounting Firm

In accordance with its charter, the Audit Committee’s policy is to expressly pre-approve all audit and permissible non-audit services provided by the Company’s registered independent public accounting firm before the registered independent public accounting firm is engaged by the Company to provide any such services. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee limits the engagement by the Company of Pender Newkirk & Company, LLP for non-audit services and tax services to those circumstances where the services are considered integral to the audit services that it provides, or in which there is another compelling rationale for using its services. During the year ended December 31, 2008, all services provided by Pender Newkirk & Company, LLP were pre-approved by the Audit Committee in accordance with this policy.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Pender Newkirk & Company, LLP as the registered independent public accounting firm of the Company.

Vote Required

The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF PENDER NEWKIRK & COMPANY, LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE COMPANY.

PROPOSAL 3: APPROVAL TO AMEND THE COMPANY’S AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF

SHARES AUTHORIZED FOR ISSUANCE

The Company established the Amended and Restated Employee Stock Option Plan (the “Plan”) to encourage stock ownership in the Company by officers and other employees, thus giving them a proprietary interest in the Company’s performance and also to reward outstanding performance and provide a means to attract and retain persons of outstanding ability to the service of the Company.

The Board of Directors and its Compensation Committee, the latter of which consists entirely of directors who are not employees of the Company, believe that stock-based incentive compensation, particularly the award of stock options, is a key element of officer and employee compensation. Stock-based compensation advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers and employees with the interests of the stockholders.

As a business development company, the Company is permitted to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock so long as the number of shares of the Company’s common stock issuable upon such subscription, conversion or purchase does not exceed 25% of the Company’s total shares outstanding. However, if the amount of voting securities that would result from the exercise or conversion of all of the Company’s common stock issued to directors, officers and employees pursuant to any compensation plan of the Company would exceed 15% of the Company’s outstanding voting securities, then the total amount of voting securities that would result from the exercise or conversion of all warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock (including pursuant to any compensation plan of the Company) at the time of issuance cannot exceed 20% of the Company’s outstanding voting securities. Currently, the Plan provides for the issuance of options to purchase a maximum of 1,985,000 shares of common stock, which represents approximately 18% of the 11,056,370 shares of common stock that were outstanding as of April , 2009.

The Board of Directors and its Compensation Committee are submitting to the stockholders for approval, an amendment to the existing Plan to increase the number of shares of common stock authorized for issuance under the Plan by 226,274 shares. The new options, when combined with the current outstanding but unexercised options under the Plan and any other of the Company’s option plans and any outstanding warrants or rights to purchase or subscribe for shares of the Company’s common stock, would represent approximately 20% of the outstanding common stock of the Company. The Board of Directors and its Compensation Committee believe that the approval of this amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating, and retaining qualified employees through the use of stock-based incentive compensation. However, there can be no assurance that the Plan will achieve these goals.

Material Features of the Plan

The following is a brief description of the material features of the Plan. Such description is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit A. Capitalized terms used herein are defined in the Plan.

Purpose. The purpose of the Plan is to advance the interests of the Company by providing officers and employees of the Company who have responsibility for the direction and management of the Company with additional incentives to exert their best efforts to increase their proprietary interest in the success of the Company, to reward outstanding performance, and to attract and retain persons of outstanding ability.

Shares Available and Award Limitations. Under the Plan, options may be granted from time to time up to 1,985,000 shares. As of April , 2009, the Company had granted 1,310,422 options (net of any cancellations and expirations), of which 483,772 have been exercised, and 674,578 options remain available for grant. The Board of Directors and its Compensation Committee proposes to amend the existing Plan to increase the number of shares authorized for issuance by 226,274 shares. The maximum number of shares that may be issued through the exercise of options granted under the Plan, as proposed to be amended would be 2,211,274. If any option expires, terminates or is terminated for any reason prior to its exercise in full, the corresponding shares that were subject to the unexercised portion of such option shall be available for future grants under the Plan.

Administration. The Plan is administered by the Company’s Compensation Committee which is comprised of members of the Company’s Board of Directors, who each shall (a) be a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and (b) be an “outside director” as the term is defined under Section 162(m) of the Internal Revenue Code, or the Code.

The Compensation Committee interprets the Plan and, to the extent and in the manner contemplated in the Plan, exercises the discretion reserved to it in the Plan. The decision of the Compensation Committee on any interpretation of the Plan or administration thereof shall be final and binding with respect to the Company, its stockholders, and any participant or any person claiming to have rights as, or on behalf of, any participant.

Terms of options. The Compensation Committee’s principal objective in awarding stock options to the eligible officers or employees of the Company is to align each participant’s interests with the success of the Company and the financial interests of its stockholders by linking a portion of such participant’s compensation with the performance of the Company’s stock and the value delivered to stockholders. Stock options are granted under the Plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if the Company’s stock price increases. The Compensation Committee determines the number and features of the stock options, if any, to be awarded to participants. The Compensation Committee evaluates a number of criteria in determining the number and the features of an option granted to the participant pursuant to the terms of the Plan, including the past service of each such participant to the Company, the present and potential contributions of such participant to the success of the Company, and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Plan, including the participant’s current stock holdings, years of service, position with the Company, and other factors. The Compensation Committee does not apply a formula assigning specific weight to any of these factors when making its determination. The Compensation Committee awards stock options on a subjective basis and such awards depend in each case on the performance of the officer or other employee under consideration. Pursuant to the 1940 Act, options may not be repriced for any participant.

Eligibility. The Compensation Committee determines and designates those officers and employees of the Company who are eligible to participate in the Plan. The Compensation Committee also determines the number of options to be awarded to each participant. In making these determinations, the Compensation Committee takes into account the past service of the participant and potential contributions to the success of the Company, and such other factors as the Compensation Committee deems relevant to accomplish the purposes of the Plan.

As of the date of this Proxy Statement, approximately 100 persons were eligible to participate in the Plan. Options are not transferable other than by the laws of descent and distribution or with the permission of the Compensation Committee, which may allow options to be transferred to family members, or entities established for the benefit of family members, for estate planning purposes.

Exercise of options. Options are exercisable at a price equal to the fair market value of the shares at the time the option is granted, except with respect to options that are intended to be incentive stock options (within the meaning of the Code) and that are granted to any holder of 10% or more of the Company’s outstanding shares, in which case the exercise price will be not less than 110% of the then-current fair market value at the time of grant. The day on which the Company approves the granting of an option or the date specified in the Plan is considered the date on which the option is granted. For purposes of the Plan, the fair market value of a share of the Company’s common stock is the average of the high and low sales price of a share of the Company’s common stock on the NYSE Amex on the date of the grant of the option.

Upon termination of employment by reason of (a) death, (b) permanent and total disability, or (c) retirement with the consent of the Company, exercisable options will remain exercisable for three months after the death, disability or retirement of the participant, as the case may be. Upon termination of employment for any reason (excluding termination for cause) exercisable options shall remain exercisable for one month after termination of employment. Upon termination for cause, all options granted to the participant pursuant to the Plan will terminate immediately on the date of the termination of employment.

Notwithstanding the above, the period of time within which an option may be exercised may not exceed ten years from the date the option is granted. The option period may not exceed five years if the option is intended to be an incentive stock option (within the meaning of the Code) and the option is awarded to a holder of 10% or more of the Company’s outstanding shares.

Options may contain such other terms and conditions as the Compensation Committee deems advisable, including, but not limited to, being subject to vesting schedules. Options granted to different participants or at different times need not contain similar provisions. Each option will state the period or periods of time within which the option may be exercised by the participant.

Effect of change in shares subject to the amended plan. If there is a change in the outstanding shares through the declaration of stock dividends, stock splits, or combinations or exchanges of shares, or otherwise, the number and kind of shares for which options are outstanding, the aggregate shares subject to the Plan and the maximum number of shares for which option may be granted to any participant during any calendar year shall be appropriately adjusted by the Compensation Committee, including any corresponding exercise price adjustments.

Change of control. In the event of a change of control, all outstanding options will become fully vested and exercisable as of the date of the change of control. Under the Plan, “change of control” includes a variety of events, including significant changes in our stock ownership, a merger and consolidation of the Company, or the sale or disposition of all or substantially all of the Company’s assets.

Amendment and termination of the Plan. The Board of Directors may amend or terminate the Plan at any time. While the Board of Directors may seek stockholder approval of an action modifying a provision of the Plan when deemed advisable, the Board of Directors may make certain modifications without stockholder approval (not including any increase in the number of options authorized for issuance under the Plan). The Plan will terminate when all shares reserved for issuance have been issued upon the exercise of options or by action of the Board of Directors, whichever shall first occur.

Resale of shares acquired pursuant to options. Participants purchasing shares pursuant to options may resell the shares through brokers or dealers at prevailing market prices. Any sales by participants who may be deemed affiliates of the Company must be made pursuant to registration under the Securities Act or pursuant to an exemption therefrom.

Limit of transferability of options. Options granted under the Plan are not assignable or transferable other than by will or the laws of descent except that a participant may, with the consent of the Compensation Committee, transfer certain options to family members.

Accounting. The Company accounts for option grants made to officers and other employees under the Plan in accordance with Statements of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123R”). Compensation cost is recognized for all option grants based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. The Company amortizes compensation cost on a straight-line basis over the vesting term of the grant for the portion of the grant that is expected to vest. The Company estimates forfeitures, both at the date of grant as well as throughout the vesting period, based on the Company's historical experience and future expectations.

Federal tax consequences of the option plan. The following is a summary of certain federal income tax consequences of transactions under the Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local, or other tax consequences.

Incentive stock options. The grant of an incentive stock option under the Plan has no tax effect on the participant. Book compensation recognized by the Company is not deductible for tax purposes and creates a permanent difference assuming the participant holds the shares for the incentive stock option holding periods. If the holding period requirements are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a “disqualifying disposition.” A disqualifying disposition generates income to the participant and creates a tax deduction for the Company to the extent it recognized book compensation.

Non-qualified stock options. The grant of a non-qualified stock option under the Plan will not result in the recognition of taxable income to the participant or in a deduction to the Company. In general, upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of common stock received upon the exercise of a non-qualified stock option is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold) to the participant.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2008, we had two stock option plans under which shares of our common stock were authorized for issuance as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	988,400	$12.09	1,281,813
Equity compensation plans not approved by security holders	—	—	—
Total	988,400	$12.09	1,281,813

Vote Required

The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE PROPOSAL TO AMEND THE PLAN TO INCREASE THE NUMBER OF

SHARES AUTHORIZED FOR ISSUANCE.

PROPOSAL 4: TO APPROVE DE-LISTING OF THE COMPANY’S COMMON STOCK FROM THE LONDON STOCK EXCHANGE ALTERNATIVE INVESTMENT MARKET

Background and Reasons

In March 2005, the Company entered into an agreement with a placement agent relating to the sale of up to 1,224,610 shares of its common stock. Pursuant to the agreement, the placement agent sold all of these shares of common stock at a price of $11.59 per share to certain eligible investors located outside the United States. The closing of the offering was contingent upon, among other things, the listing of the Company’s common stock for trading on the Alternative Investment Market of the London Stock Exchange. On April 11, 2005, the Company received notification of the acceptance of the listing of its shares of common stock on the Alternative Investment Market. The Company received approximately $12.6 million of net proceeds in connection with the offering.

Subsequent to the initial listing of the Company’s common stock on the Alternative Investment Market, the Company has not been able to use this listing as a means of raising additional equity capital from investors located outside of the United States. In addition, the trading of the Company’s common stock on the Alternative Investment Market has generally been infrequent and of limited liquidity. In this regard, below is a chart showing the last five trades of the Company’s common stock made on the Alternative Investment Market since April     , 2009,

Date	Number of Shares
March 23, 2009	250
March 23, 2009	250
March 20, 2009	250
March 18, 2009	250
February 13, 2009	865

In addition, the Company estimates that it spends approximately $150,000 per year on maintaining the listing of its shares on the Alternative Investment Market, including complying with disclosure and regulatory requirements that are largely duplicative of those that the Company is required to comply with as a U.S. public company. In this regard, the cancellation of the listing of the Company’s common stock on the Alternative Investment Market will not affect the Company’s primary listing on the NYSE Amex (the successor stock exchange to the American Stock Exchange) or obligation to file periodic and current reports with the SEC. Furthermore, matters relating to maintaining the listing of the Company’s common stock on the Alternative Investment Market are consuming an increasing amount of management time, at the direct expense of organic growth through new business development and growth through acquisitions.

In light of the foregoing and the need to conserve the Company’s liquidity as a result of the unprecedented instability in the global financial markets and the general slowdown in the overall economy, the Company’s Board of Directors has determined that the additional costs associated with maintaining a second listing on the Alternative Investment Market is inappropriate and that it is in the best interests of the Company to cancel the listing of its shares of common stock on the Alternative Investment Market. As a result, the Company is requesting that stockholders approve this proposal to cancel the listing of the Company’s shares of common stock on the Alternative Investment Market of the London Stock Exchange.

Key Stockholder Considerations

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the following factors:

•

Subsequent to the cancellation of the listing of the Company’s common stock on the Alternative Investment Market of the London Stock Exchange, there would no longer be a formal market mechanism enabling stockholders to trade their shares of the Company’s common stock through the Alternative Investment Market of the London Stock Exchange.

•

The cancellation of the listing of the Company’s common stock on the Alternative Investment Market of the London Stock Exchange will not affect the Company’s primary listing on the NYSE Amex. As a result, stockholders wishing to trade shares of the Company’s common stock subsequent to the cancellation of the listing on the Alternative Investment Market will be able to do so through the NYSE Amex.

•

Subsequent to the cancellation of the listing of the Company’s common stock on the Alternative Investment Market of the London Stock Exchange, the Company would continue to be subject to the disclosure and reporting requirements under the Securities Exchange Act of 1934, including the requirement to file periodic and current reports with the SEC. In addition, the Company would continue to be required to comply with the corporate governance listing standards of the NYSE Amex.

Vote Required

Under the rules of the Alternative Investment Market of the London Stock Exchange, the affirmative vote of 75% of the shares cast at the Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO DE-LIST THE COMPANY’S COMMON STOCK FROM THE LONDON STOCK EXCHANGE ALTERNATIVE INVESTMENT MARKET.

PROPOSAL 5: TO AUTHORIZE THE BOARD OF DIRECTORS OF THE COMPANY TO WITHDRAW THE COMPANY’S ELECTION TO BE TREATED AS A BUSINESS

DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940

Historically, the Company had focused its business on transferring technologies and providing consulting services to companies in exchange for equity interests in these companies. As a result, the Company’s assets generally consisted of more than 40% of “investment securities” and the Company was, thus, considered an “investment company” under the 1940 Act. Accordingly, in connection with the Company’s initial public offering in 2000, the Company filed an election to become a business development company (“BDC”) under the 1940 Act. At the time of its election, the Company’s operating model was best affected through the BDC structure.

As a BDC, the Company has been subject to the 1940 Act, including certain provisions applicable only to BDCs, although it is exempted from certain provisions of the 1940 Act applicable to registered closed-end investment companies. BDCs generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies. Nevertheless, as a BDC, the Company remains subject to significant regulation of its activities.

At this time, the Company has determined, based on its current business focus and the fact that the equity interests it holds has constituted a declining amount of its assets over the last couple of years, that the Company is not currently required to be regulated as a BDC. In this regard, the Company’s current business focus is to provide consulting and technology transfer services to companies in exchange for cash (and not equity interests). This focus is evidenced by the fact that 100% of the Company’s fourth quarter 2008 revenue was in the form of cash as opposed to equity interests of its client companies. Thus, the Company is operating, and intends to continue to operate, as an operating company rather than an investment company.

Accordingly, and after careful consideration of the 1940 Act requirements applicable to BDCs, the cost of 1940 Act compliance and a thorough assessment of the Company’s current business model, the Company’s Board of Directors has determined that continuation as a BDC is not in the best interests of the Company and its stockholders at the present time. Further, were the Company to remain a BDC, the Company would be required to substantially change its business model to meet the definition of an “investment company.”

Timeline

If stockholders approve the proposal to authorize the Board of Directors to withdraw the Company’s election to be regulated as a BDC, the withdrawal will become effective upon receipt by the SEC of the Company’s application for withdrawal on Form N-54C. As of the date hereof, the Board believes that the Company meets the requirements for filing the notification to withdraw its election to be regulated as a BDC, upon the receipt of stockholder approval. The Company does not anticipate filing the application of withdrawal until it can be reasonably certain that the Company will not be deemed to be an investment company without the protection of its BDC election.

After the Company’s application for withdrawal of its BDC election is filed with the SEC, the Company will no longer be subject to the regulatory provisions of the 1940 Act applicable to BDCs generally, including regulations related to insurance, custody, composition of its Board of Directors, affiliated transactions and any compensation arrangements. If this proposal is approved by the stockholders and the Board of Directors does not withdraw the Company’s election to be treated as a BDC within six (6) months from the date of such approval, then the Company will present the matter to the stockholders again for approval prior to filing a withdrawal application with the SEC.

Risks Associated with the Withdrawal of Election to be Regulated as a BDC

When the Company ceases to be a BDC, the stockholders will lose certain protections, including the following:

•	The Company will no longer be subject to the requirement that it maintain a ratio of assets to senior securities of at least 200%;

•

The Company will no longer be prohibited from protecting any director or officer against any liability to the Company or the Company’s stockholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office;

•	The Company will no longer be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect it against larceny and embezzlement;

•

The Company will no longer be required to ensure that a majority of the directors are persons who are not “interested persons,” as that term is defined in Section 56 of the 1940 Act, and certain persons that would be prevented from serving on the Company’s Board of Directors if it were a BDC (such as investment bankers) will be able to serve on the Company’s Board of Directors;

•	The Company will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting the Company’s ability to issue warrants and options;

•	The Company will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities at below net asset value; and

•	The Company will no longer be subject to the other provisions and protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated under the 1940 Act.

However, the Company’s Board of Directors will still be subject to customary principles of fiduciary duty with respect to the Company and its stockholders. In addition, withdrawal of the Company’s election to be treated as a BDC will not affect the Company’s registration under Section 12(b) of the Exchange Act. Under the Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act.

Effect of Election to Withdraw as a BDC on the Company’s Financial Statements

The election to withdraw the Company as a BDC under the Investment Company Act will result in a significant change in the Company’s method of accounting. BDC financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Company’s intent with respect to the period of time it intends to hold the investment. Change in the Company’s method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company’s ability to report an increase in value of its holdings as they occur. Also, as an operating company, the Company would have to consolidate its financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDCs.

The Company does not believe that the withdrawal of its election to be treated as a BDC will have any impact on its federal income tax status, since it has never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. (Electing to be treated as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders.) Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a “regular” corporation under Subchapter C of the Internal Revenue Code. As a result, there will be no change in its federal income tax status as a result of it becoming an operating company.

Vote Required

Section 58 of the 1940 Act provides that a BDC may not withdraw from election as a BDC unless it is authorized to do so by a majority of its issued and outstanding voting securities. For purposes of this proposal only, the vote of a “majority of the outstanding shares” means the vote (A) of 67% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or (B) of more than 50% of the outstanding voting securities of the Company, whichever is the less.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS OF THE COMPANY TO WITHDRAW THE COMPANY’S ELECTION TO BE TREATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940.

PROPOSAL 6: TO APPROVE ANY ADJOURNMENT OF THE ANNUAL MEETING OF STOCKHOLDERS, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL

PROXIES IN FAVOR OF ANY OR ALL OF THE FOREGOING PROPOSALS IF THERE ARE

NOT SUFFICIENT VOTES FOR THESE PROPOSALS

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Meeting to solicit additional proxies. If a quorum is present at the Meeting, but there are not sufficient votes at the time of the Meeting to approve one or more of the proposals, the Company’s stockholders may also be asked to vote on the proposal to approve the adjournment of the Meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

If the adjournment proposal is submitted for a vote at the Meeting, and if the Company’s stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board of Directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the Meeting is adjourned, the Board of Directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal. Among other things, approval of the adjournment proposal could mean that, even though the Company may have received proxies representing a sufficient number of votes against a proposal to defeat it, the Company’s management could present the adjournment proposal for a vote of the Company’s stockholders and thereby cause the annual meeting to be adjourned without a vote on the proposal and seek during that period to convince the holders of those shares to change their votes to vote in favor of the proposal.

The Board of Directors believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal.

Any proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes for the foregoing proposals requires the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. An abstention from the vote on an adjournment will have the same effect as a vote against the adjournment motion. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE ANY ADJOURNMENT OF THE ANNUAL MEETING OF STOCKHOLDERS, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL

PROXIES IN FAVOR OF ANY OR ALL OF THE FOREGOING PROPOSALS IF THERE ARE

NOT SUFFICIENT VOTES FOR THESE PROPOSALS.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Throughout this section of the proxy statement, the individuals who served as the Company’s chief executive officer and chief financial officer, as well as the other individuals included in the Summary Compensation Table herein, are referred to as the “named executive officers.”

Overview of Compensation Program

The Compensation Committee of the Company’s Board of Directors is responsible for establishing and evaluating the Company’s policies governing the compensation of its executive officers, including its named executive officers. The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is fair, reasonable and competitive.

Compensation Objective

The Company’s executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executive officers;

•	Motivate and reward executive officers whose knowledge, skills, performance and business relationships are critical to the Company’s success;

•	Align the interests of the Company’s executive officers and stockholders by motivating executive officers to ultimately increase stockholder value;

•	Compensate the Company’s executive officers to manage the Company’s business to meet its short term and long-range goals;

•	Ensure fairness among the executive officers by recognizing the contributions each executive officer makes to the Company’s success; and

•	Provide a competitive compensation package which is weighted towards pay for performance.

Role of Others in Compensation Decisions

The Compensation Committee makes all of the decisions with respect to the compensation received by the Company’s executive officers. The Compensation Committee meets outside the presence of all of the Company’s executive officers to consider appropriate compensation for the Company’s chief executive officer. For all other executive officers, the Compensation Committee meets outside the presence of all executive officers except for the Company’s chief executive officer. The Company’s chief executive officer annually reviews each of the other executive officers’ performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, annual cash bonus and grants of long-term equity incentive awards for all executive officers, excluding himself or herself. Based in part on these recommendations from the Company’s chief executive officer and other considerations, the Compensation Committee approves the annual compensation package of the Company’s executive officers other than the Company’s chief executive officer. The Compensation Committee also annually analyzes the chief executive officer’s performance and determines his or her salary, annual cash bonus and grants of long-term equity incentive awards.

Although the Compensation Committee has not retained a compensation consultant to review its policies and procedures with respect to executive compensation, it has informally considered the competitive market practices with respect to the salaries and total compensation paid by other similarly-sized companies to their executive officers. In this regard, the Compensation Committee reviewed annual reports on Form 10-K and similar information of other similarly-sized companies.

2008 Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for the Company’s executive officers were:

•	Annual base salary;

•	Discretionary bonus;

•	Long-term equity incentive compensation; and

•	Other benefits.

Base Salary

Base salary is designed to attract and retain experienced executive officers who can drive the achievement of the Company’s goals. While the initial base salary for the Company’s executive officers was determined by an assessment based upon the responsibilities of the position, the expected contribution of the position to our business, the experience and skill of the position, and competition in the marketplace for the talent; the factors used in determining increases in base salary include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Compensation Committee determines the base salary for each executive officer on an annual basis.

Discretionary Bonus

The Company’s bonus compensation to executive officers is based upon the achievement of certain business objectives established by the Board of Directors. In determining bonus awards, the Compensation Committee considers the executive’s performance and contribution to the Company’s overall business objectives and the prior year’s bonus payment. For 2008, the Company’s goals included expanding the range of innovation services it provides through acquisitions. The annual cash bonus program provides motivation for executive officers to grow the Company’s business, which should improve the Company’s financial results over time.

Long-Term Equity Incentive Compensation

The Company awards long-term equity incentive awards to executive officers, including the named executive officers, as part of its total compensation package. These awards are consistent with the Company’s pay for performance principles and align the interests of the executive officers to the interests of the Company’s stockholders. The Compensation Committee reviews and approves the amount of each award to be granted to each named executive officer. Long-term equity incentive awards are made pursuant to the UTEK Corporation Amended and Restated Employee Stock Option Plan (the “Plan”).

The Company’s long-term equity incentive is currently in the form of options to acquire its common stock. Stock option awards provide the Company’s executive officers with the right to purchase shares of its common stock at a fixed exercise price for a period of up to ten years under the Plan. Stock options are granted under the Plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if the Company’s stock price increases. Stock options are earned on the basis of continued service to the Company and generally vest over a number of years.

The Compensation Committee will determine the amount and features of the stock options, if any, to be awarded to executive officers. The Compensation Committee will evaluate a number of criteria, including the past service of each such executive officer to the Company, the present and potential contributions of such executive officer to the Company’s success and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Plan, including the executive officer’s current stock holdings, years of service, position with the Company and other factors. The Compensation Committee will not apply a formula assigning specific weights to any of these factors when making its determination.

Other Benefits

Retirement Benefits

The Company maintains a Simple IRA Plan in which all full-time employees, including the Company’s named executive officers, are eligible to participate. The Company provides this plan to help its employees save some amount of their cash compensation for retirement in a tax efficient manner. The Company does not provide an option for its employees to invest in the Company’s stock under the Simple IRA Plan.

In 2008, the Company matched 100% of the first 3% of wages contributed by participants (subject to legal limits, $10,500 in 2008 with “catch up” deferrals of an additional $2,000 for participants age 50 and older) to each participant’s plan account on the participant’s behalf, which fully vests at the time of the contribution.

Health and Welfare Benefits

All full-time employees, including our named executive officers, may participate in the Company’s health and welfare benefit programs, including medical, dental and vision care coverage and life insurance.

Perquisites

Because the Company provides limited perquisites to certain executive officers, the Company does not believe these perquisites and other personal benefits constitute a material component of the executive officers’ compensation packages. The most significant perquisite provided by the Company was an approximate $25,000 annual automobile allowance to Dr. Gross, when he was the Chief Executive Officer of the Company. See “Compensation Discussion and Analysis—Employment Agreements, Severance Benefits and Change in Control Provisions.”

Additional Legal Services

In 2007, the Company entered into an arrangement with Mr. Reiber pursuant to which the Company agreed to pay Mr. Reiber for legal services provided to the Company in connection with technology transfer and acquisition transactions. This arrangement was entered into in recognition of the fact that Mr. Reiber is required to expend more effort and time in connection with the negotiation, documentation and closing of such transactions than is commensurate with his salary. This arrangement was approved by the Compensation Committee.

In January 2009, the Company entered into an employment agreement with Mr. Reiber that replaces this arrangement. See “Compensation Discussion and Analysis—Employment Agreements, Severance Benefits and Change in Control Provisions” for a discussion of this new employment agreement.

Employment Agreements, Severance Benefits and Change in Control Provisions

The Company has employment agreements in effect with three of its executive officers, Mr. Schaedler, Ms. Wright and Mr. Reiber. The discussion below also includes a description of the Company’s employment agreement with Dr. Gross, the Company’s former Chief Executive Officer. Mr. Gross retired from the position of Chief Executive Officer following the conclusion of the term of his employment agreement on March 1, 2009. The Company entered into employment agreements with these executive officers to ensure that they would perform their respective roles with the Company for an extended period of time. In addition, the Company also considered the critical nature of each of their positions and the Company’s need to retain them when the Company committed to these agreements.

Dr. Gross

On March 10, 2008, the Company entered into a one year employment agreement, effective January 1, 2008, with the Company’s then Chief Executive Officer, Dr. Gross. Under the terms of the employment agreement, Dr. Gross received a base salary of $550,000 per year and for each annual period thereafter provided that the Company and Dr. Gross mutually agree to renew the agreement. In addition to his base salary, Dr. Gross was entitled to:

•	A reasonable automobile allowance to cover the cost of leasing, insuring and maintaining a vehicle for the duration of the employment agreement, and

•	Participate in the Company’s executive officer health insurance program. The Company paid all of the premiums related to Dr. Gross’ participation in such program.

The employment agreement provided that if (i) Dr. Gross is terminated or requested or forced to resign during the term of the employment agreement, (ii) the employment agreement is not renewed at the end of its term by either party, or (iii) the Company terminates Dr. Gross’s employment for cause or in any way that is a breach of the employment agreement, then Dr. Gross shall receive a severance payment equal to the number of years Dr. Gross has worked for the Company times $100,000 per year, “grossed-up” to cover any tax liability on such severance payment. In addition, all stock options held by Dr. Gross accelerate and become immediately vested, and the Company is obligated to file a registration statement with the SEC to register any of our unregistered securities held by Dr. Gross.

The employment agreement also provided that in the event of a “change of control,” Dr. Gross is entitled to receive a one-time bonus equal to twice his annual salary, “grossed-up” to cover any tax liability on such bonus. In addition, all stock options held by Dr. Gross accelerate and become immediately vested upon a change of control, and the Company is obligated to file a registration statement with the SEC to register any of our unregistered securities held by Dr. Gross. A “change of control” occurs, as defined in the employment agreement, when: (i) a person or group becomes the beneficial owner of more than 30% of our outstanding securities; (ii) at any time that the board nominated slate of directors is not elected; (iii) the Company consummates a merger in which it is not the surviving entity; or (iv) substantially all of the Company’s assets are sold or its stockholders approve its dissolution or liquidation.

The employment agreement obligated the Company to nominate Dr. Gross to serve as a member of our board of directors during the term of the employment agreement.

In consideration of the benefits provided under the employment agreement, Dr. Gross had agreed to protect the Company’s confidential or secret information and, during the period of employment and one year thereafter, to not compete with the Company.

Dr. Gross signed an amendment to this agreement in January 2009, wherein the term of his employment agreement was modified to end on March 1, 2009. On March 1, 2009, Dr. Gross retired from the position of Chief Executive Officer of the Company. In addition, Dr. Gross, who was also the Chairman of the Company’s Board of Directors, announced that he will not stand for re-election as a member of the Company’s Board of Directors at the Meeting. Pursuant to the terms of his employment agreement, Dr. Gross is entitled to receive a severance payment equal to the number of years Dr. Gross has worked for the Company times $100,000 per year, “grossed-up” to cover any tax liability on such severance payment. Dr. Gross was employed by the Company for 11.5 years.

Mr. Schaedler

On March 20, 2007, the Company entered into an employment agreement with Mr. Schaedler. The employment agreement had a term of one year that renewed annually automatically thereafter, unless either party notified the other 30 days prior to the expiration of the term of the employment agreement. Because neither the

Company nor Mr. Schaedler notified the other of the desire to terminate the employment agreement, the employment automatically renewed until March 20, 2009. Under the terms of the employment agreement, Mr. Schaedler received an annual salary of $225,000. In addition to his base salary, Mr. Schaedler was entitled to: (i) a discretionary cash bonus at six month intervals, the amount of which was to be determined by the Company’s Chief Executive Officer in conjunction with the Compensation Committee of the Board of Directors; (ii) participate in all benefit plans provided by the Company; and (iii) options to purchase 100,000 shares of the Company’s common stock at the closing price on March 20, 2007. The stock options vest one-fourth one year after the date of the employment agreement, with one-fourth vesting on every anniversary thereafter. However, these options will vest immediately upon a change of control of the Company.

Either party may have terminated the employment agreement for any reason by giving the other party 90 days written notice. The Company may have also terminated the employment agreement immediately for cause which included, but was not limited to, fraud, breach of fiduciary duty, conviction of a crime or similar conduct. If Mr. Schaedler was terminated for any reason, other than for cause, he would have been entitled to receive payment from the Company for services he performed under the employment agreement prior to such termination date as well as a lump sum payment equal to 90 days of his annual salary of $225,000.

In consideration of the benefits provided under the employment agreement, Mr. Schaedler had agreed to protect the Company’s confidential or secret information and, during the period of employment and one year thereafter, not to compete with the Company.

On January 1, 2009, the Company entered into a new employment agreement with Mr. Schaedler. The employment agreement has a term of one year that renews annually automatically thereafter, unless either party notifies the other 120 days prior to the expiration of the term of the employment agreement. Under the terms of the employment agreement, Mr. Schaedler receives an annual salary of $300,000. In addition to his base salary, Mr. Schaedler is entitled to: (i) receive options to purchase 50,000 shares of the Company’s common stock at a price equal to the closing market price of a share of the Company’s common stock on the first day of the Company’s open trading window subsequent to January 1, 2009; (ii) participate in all benefit plans provided by the Company; and (iii) participate in the Company’s health insurance program and have the Company pay all premiums related to his participation in such program. The stock options vest one-fourth on every anniversary of the date of the employment agreement for four years. However, these options will vest immediately upon a change of control of the Company.

Either party may terminate the employment agreement for any reason by giving the other party 60 days written notice. The Company may also terminate the employment agreement immediately for cause which includes, but is not limited to, fraud, breach of fiduciary duty, conviction of a crime or similar conduct. If Mr. Schaedler is terminated for any reason, other than for cause, he will be entitled to receive a one-time lump sum payment from the Company equal to the salary that he would have earned during the number of days remaining during the term of the employment agreement.

In consideration of the benefits provided under the employment agreement, Mr. Schaedler has agreed to protect the Company’s confidential or secret information and, during the period of employment and one year thereafter, not to compete with the Company.

Ms. Wright

On November 29, 2007, the Company entered into a three-year employment agreement with the Company’s Chief Financial Officer, Ms. Wright. Under the terms of the employment agreement, Ms. Wright receives an annual salary of $170,000 for the first year, $185,000 for the second year and $200,000 for the final year. In addition to her base salary, Ms. Wright is entitled to: (i) discretionary cash bonuses to be determined by the Company’s Compensation Committee of the Board of Directors, and (ii) participate in all benefit plans provided by the Company.

Either party may terminate the employment agreement for any reason by giving the other party 90 days written notice. The Company may also terminate the employment agreement immediately for cause which includes, but is not limited to, fraud, breach of fiduciary duty, conviction of a crime or similar conduct. If Ms. Wright is terminated for any reason, other than for cause, she will be entitled to a $100,000 severance payment.

In consideration of the benefits provided under the employment agreement, Ms. Wright has agreed to protect the Company’s confidential or secret information and, during the period of employment and one year thereafter, not to compete with the Company.

On January 1, 2009, the Company amended the existing employment agreement with Ms. Wright. Under the terms of the amended employment agreement, Ms. Wright receives an annual salary of $200,000 and is entitled to receive options to purchase 50,000 shares of the Company’s common stock at a price equal to the closing market price of a share of the Company’s common stock on the first day of the Company’s open trading window subsequent to January 1, 2009. The stock options vest one-fourth on every anniversary of the date of the employment agreement for four years. However, these options will vest immediately upon a change of control of the Company.

Mr. Reiber

On January 1, 2009, the Company entered into a one-year employment agreement with Mr. Reiber. Under the terms of the employment agreement, Mr. Reiber receives an annual salary of $150,000. In addition to his base salary, Mr. Reiber is entitled to: (i) receive options to purchase 50,000 shares of the Company’s common stock at a price equal to the closing market price of a share of the Company’s common stock on the first day of the Company’s open trading window subsequent to January 1, 2009; (ii) participate in all benefit plans provided by the Company; and (iii) participate in the Company’s health insurance program and have the Company pay all premiums related to his participation in such program. The stock options vest one-fourth on every anniversary of the date of the employment agreement for four years. However, these options will vest immediately upon a change of control of the Company.

Either party may terminate the employment agreement for any reason by giving the other party 60 days written notice. The Company may also terminate the employment agreement immediately for cause which includes, but is not limited to, fraud, breach of fiduciary duty, conviction of a crime or similar conduct. If Mr. Reiber is terminated for any reason, other than for cause, he will be entitled to receive a one-time lump sum payment from the Company equal to the salary that he would have earned during the number of days remaining during the term of the employment agreement.

In consideration of the benefits provided under the employment agreement, Mr. Reiber has agreed to protect the Company’s confidential or secret information and, during the period of employment and one year thereafter, not to compete with the Company.

The rationale behind providing a severance package in certain events is to attract talented executive officers who are assured that they will not be financially injured if they physically relocate and/or leave another job to join the Company but are forced out through no fault of their own and to insure that the Company’s business is operated and governed for the Company’s stockholders by a management team, and under the direction of a board of directors, who are not financially motivated to frustrate the execution of a change-in-control transaction. For discussion regarding compensation to be received by Dr. Gross, Mr. Schaedler, Ms. Wright and Mr. Reiber in the event of any of the above-described termination or change of control events, see the table entitled “Potential Payments upon Termination or Change in Control.”

Impact of Regulatory Requirements

The Company is an internally managed closed-end, investment company that has elected to be treated as a business development company under the 1940 Act. The 1940 Act places significant limitations on the structure of the Company’s compensation programs. In this regard, the 1940 Act prohibits the Company from simultaneously maintaining a stock option plan and a profit sharing arrangement. Because the Company has adopted a stock option plan, it cannot directly link the compensation to be paid by it to any of its employees, including its named executive officers, to its profitability.

In addition, although the Company may issue options to its employees, including its named executive officers, as compensation for the services they provide to the Company, the 1940 Act prohibits the Company from issuing other forms of equity compensation, including restricted stock and stock appreciation rights, to the Company’s employees as compensation without an exemptive order from the SEC.

2008 Compensation Determination

The Company believes that the total compensation paid to its named executive officers for the fiscal year ended December 31, 2008 achieves the overall objectives of its executive compensation program. In accordance with its overall objectives, executive compensation for 2008 was competitive with other similarly-sized companies and pay for performance was a significant component thereof.

Determination of Annual Base Salary

The Compensation Committee annually reviews the base salary for each of the Company’s executive officers, including its named executive officers, and determines whether or not to increase it in its sole discretion.

Dr. Gross was paid an annual base salary of $550,000 for 2008, an increase of $250,000 or 83% from his 2007 annual base salary. This increase was made primarily due to the fact that Dr. Gross had not had an increase in his base compensation in 3 years.

Mr. Reiber was paid an annual base salary of $73,000 for 2008, an increase of 22% over his 2007 annual base salary of $60,250. This increase was made in light of the increasing responsibility assumed by Mr. Reiber as compared to the prior year.

Ms. Wright was paid an annual base salary of $170,000 for 2008, an increase of 13% over her 2007 annual base salary of $150,538. This increase was made due to her full time status for the entire year of 2008.

Mr. Schaedler was paid an annual base salary of $225,000 for 2008, an increase of 6% over his 2007 annual base salary of $212,500. This increase was made due to his increased responsibilities for negotiating and overseeing the Company’s mergers and acquisitions.

The base salaries paid to the Company’s named executive officers in 2008 are set forth below in the “Summary Compensation Table.”

Determination of Annual Cash Bonus

The Compensation Committee annually determines whether to pay a discretionary cash bonus to the Company’s executive officers, including its named executive officers. Some of the factors generally considered by the Compensation Committee in connection with such determination include:

•	The Company’s net asset value from operations (excluding increases resulting from additional issuances of common stock and the value or sale of real estate held by the Company);

•	Monetization of the investments in the Company’s portfolio companies;

•	Strategic and/or other incremental acquisitions;

•	Overall quality of the Company’s customer list; and/or

•	Increase in product offerings.

Ms. Wright was paid an annual cash bonus of $55,000 for 2008 as compared to $57,500 for 2007. The 2008 cash bonus award was made to compensate Ms. Wright for her increased responsibilities for integrating the Company’s acquisitions.

Mr. Schaedler was paid an annual cash bonus of $100,000 for 2008 as compared to $80,000 for 2007. The 2008 cash bonus award was made to compensate Mr. Schaedler for successfully negotiating the Company’s four acquisitions.

The annual cash bonuses paid to the Company’s named executive officers in 2008 are set forth below in the “Summary Compensation Table.”

Determination of Long-Term Equity Incentive Compensation

The Compensation Committee annually determines whether to award options to purchase shares of the Company’s common stock to the Company’s executive officers, including its named executive officers. In 2008, the Compensation Committee did not award stock options to any executive officers. See “Grants of Plan-Based Awards.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Keith Witter

Holly Callen Hamilton

Francis Maude

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Company’s named executive officers for the fiscal years ended December 31, 2008, 2007 and 2006. The Company’s named executive officers include its Chief Executive Officer, Chief Financial Officer and two other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation		Total
Clifford M. Gross(2)	2008	$550,000	$—	$—	$41,061	(3)	$591,061
Chief Executive Officer and Chairman	2007	300,000	—	—	30,832	(4)	330,832
	2006	300,000	100,000	—	24,951	(5)	424,951

Carole R. Wright	2008	$170,577	$55,000	$50,200	$6,767	(6)	$286,277
Chief Financial Officer, Treasurer and Corporate Secretary	2007	150,538	57,500	56,997	6,241	(6)	271,276
	2006	102,500	—	84,365	2,994	(6)	189,859

Douglas Schaedler	2008	$229,945	$100,000	$92,144	$10,412	(7)	$433,237
Chief Operating Officer and Chief Compliance Officer	2007	212,500	80,000	90,409	26,102	(8)	409,011
	2006	171,714	18,750	78,147	112,711	(9)	381,322

Sam Reiber	2008	$73,923	$—	$—	$85,741	(10)	$164,778
Vice President and General Counsel	2007	60,250	—	6,797	55,486	(11)	122,533
	2006	40,000	—	9,062	54,584	(12)	103,646

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with Financial Accounting Standard 123(R) “Share Based Payment” (“FAS 123R”) of awards pursuant to the Plan and thus include amounts from awards granted in and prior to the applicable fiscal year. Assumptions used in the calculation of this amount for all years shown are included in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2009.

(2)	Following the conclusion of the term of his employment agreement on March 1, 2009, Dr. Gross retired from the position of Chief Executive Officer of the Company. In addition, Dr. Gross, who is also the Chairman of the Company’s Board of Directors, will not stand for re-election as a member of the Board of Directors at the Meeting.

(3)	Of this amount, $13,000 constitutes the Company’s matching contribution made on behalf of Dr. Gross under the Company’s Simple IRA Plan, $25,661 constitutes an automobile allowance received by Dr. Gross and $2,400 constitutes a health club allowance received by Dr. Gross.

(4)	Of this amount, $9,000 constitutes the Company’s matching contribution made on behalf of Dr. Gross under the Company’s Simple IRA Plan, $20,200 constitutes an automobile allowance received by Dr. Gross and $1,632 constitutes a health club allowance received by Dr. Gross.

(5)	Of this amount, $9,167 constitutes the Company’s matching contribution made on behalf of Dr. Gross under the Company’s Simple IRA Plan, $15,784 constitutes an automobile allowance received by Dr. Gross and $1,147 constitutes a health club allowance received by Dr. Gross.

(6)	This amount relates to the Company’s matching contribution made on behalf of Ms. Wright under the Company’s Simple IRA Plan.

(7)	Of this amount, $9,764 constitutes the Company’s matching contribution made on behalf of Mr. Schaedler under the Company’s Simple IRA Plan and $648 constitutes a health club allowance received by Mr. Schaedler.

(8)	Of this amount, $9,262 constitutes the Company’s matching contribution made on behalf of Mr. Schaedler under the Company’s Simple IRA Plan, $16,247 pertains to a commission of 3% on strategic alliance agreement sales Mr. Schaedler received under an employment agreement dated March 8, 2006 and $593 constitutes a health club allowance received by Mr. Schaedler.

(9)	Of this amount, $8,830 constitutes the Company’s matching contribution made on behalf of Mr. Schaedler under the Company’s Simple IRA Plan, $103,881 pertains to a commission of 3% on strategic alliance agreement sales Mr. Schaedler received under an employment agreement dated March 8, 2006.

(10)	Of this amount, $2,161 constitutes the Company’s matching contribution made on behalf of Mr. Reiber under the Company’s Simple IRA Plan and the remaining $83,580 relates to an arrangement with Mr. Reiber pursuant to which the Company agreed to pay Mr. Reiber for legal services provided to the Company in connection with technology transfer and acquisition transactions. For a discussion of this arrangement, see “Compensation Discussion and Analysis—2008 Executive Compensation Components—Other Benefits—Additional Legal Services.”

(11)	Of this amount, $1,740 constitutes the Company’s matching contribution made on behalf of Mr. Reiber under the Company’s Simple IRA Plan and the remaining $53,746 relates to an arrangement with Mr. Reiber pursuant to which the Company agreed to pay Mr. Reiber for legal services provided to the Company in connection with technology transfer and acquisition transactions. For a discussion of this arrangement, see “Compensation Discussion and Analysis—2008 Executive Compensation Components—Other Benefits—Additional Legal Services.”

(12)	Of this amount, $1,200 constitutes the Company’s matching contribution made on behalf of Mr. Reiber under the Company’s Simple IRA Plan and the remaining $53,384 relates to an arrangement pursuant to which the Company agreed to pay Mr. Reiber approximately $2,000 per technology transfer transaction consummated by the Company for the provision by him of certain legal services rendered to the Company in connection therewith.

GRANTS OF PLAN-BASED AWARDS

None of the Company’s named executive officers received any plan-based awards during the fiscal year ended December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents the stock option awards outstanding as of December 31, 2008 for each of the Company’s named executive officers.

Option Awards

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Clifford M. Gross(1)	—		—	—	—

Carole R. Wright	10,000	(2)	—	$14.50	8/3/2009
	22,500	(3)	7,500	$18.40	10/18/2011

Douglas Schaedler	30,000	(4)	—	$15.57	6/25/2009
	30,000	(5)	—	$15.34	3/8/2010
	25,000	(6)	75,000	$13.55	3/20/2012

Sam Reiber	10,000	(2)	—	$14.50	8/3/2009

(1)	Following the conclusion of the term of his employment agreement on March 1, 2009, Dr. Gross retired from the position of Chief Executive Officer of the Company. In addition, Dr. Gross, who is also the Chairman of the Company’s Board of Directors, will not stand for re-election as a member of the Board of Directors at the Meeting.

(2)	Options to purchase these shares of common stock vested 25% at the time of grant and an additional 25% vest on each anniversary of the grant on August 3, 2004 for three consecutive years.

(3)	Options to purchase these shares of common stock vested 25% at the time of grant and an additional 25% vest on each anniversary of the grant on October 18, 2006 for three consecutive years.

(4)	Options to purchase these shares of common stock vested 25% at the time of grant and an additional 25% vest on each anniversary of the grant on June 25, 2004 for three consecutive years.

(5)	Options to purchase these shares of common stock vested based upon achieving certain performance and financial targets.

(6)	Options to purchase these shares of common stock vest 25% on each anniversary of the grant on March 20, 2007 for four consecutive years.

OPTION EXERCISES AND STOCK VESTED

The following table presents the amount of options exercised as of December 31, 2008 for each of the Company’s named executive officers.

Option Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Clifford M. Gross(1)	—	—
Carole R. Wright	—	—
Douglas Schaedler	—	—
Sam Reiber	20,000	$87,400

(1)	Following the conclusion of the term of his employment agreement on March 1, 2009, Dr. Gross retired from the position of Chief Executive Officer of the Company. In addition, Dr. Gross, who is also the Chairman of the Company’s Board of Directors, will not stand for re-election as a member of the Board of Directors at the Meeting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below summarizes, as of December 31, 2008, the maximum termination and change in control amounts payable to Dr. Gross under the terms of his employment agreement. Following the conclusion of the term of his employment agreement on March 1, 2009, Clifford M. Gross, Ph.D retired from the position of Chief Executive Officer of the Company. However, because such event occurred subsequent to December 31, 2008, we have provided a summary of his potential payments under the hypothetical termination scenarios set forth in his employment agreement, as we have done for the other named executive officers. For a detailed discussion of the termination and change of control triggers, see the section entitled “—Compensation Discussion and Analysis—Employment Agreements, Severance Benefits and Change in Control Provisions.”

Event	Payment to Dr. Gross
Termination by the Company (whether with or without cause) or termination by Dr. Gross for good reason:
Termination payments	$1,150,000
Gross up	$619,231

Total Payment	$1,769,231

Termination of employment by the Company due to physical or mental disability:
67% of salary until death	$6,312,565	(1)
First six months of salary	$275,000
Cost of maintaining medical and dental coverage until death	$73,217	(2)

Total payments upon termination due to physical and mental disability	$6,660,782

Change in Control:
Compensation	$1,100,000
Gross up	$550,000

Total	$1,650,000

Change in Control followed by termination:
Twice base salary bonus payment (including gross up)	$1,650,000	(3)
Termination payment (including gross up)	$1,769,231	(3)

Total change in control and termination payments	$3,419,231
280G excise tax (including gross up)	$560,985	(3)

Total payments upon change in control with termination	$3,980,216

(1)	Represents the present value of 67% of Dr. Gross’ current salary (totaling $550,000) payable until Dr. Gross’ death, based on the 2008 IRS life expectancy tables and using a discount rate based on the long-term federal rate as of December 31, 2008, compounded annually.

(2)	Represents the present value of the Company’s cost for maintaining medical and dental coverage until Dr. Gross’ death, based on the 2008 IRS life expectancy tables and using a discount rate based on the long-term federal rate as of December 31, 2008, compounded annually.

(3)	Amounts are “grossed up” to cover all tax liability pursuant to Dr. Gross’ employment agreement. “Grossed up” amounts assume an effective total federal, state and local tax liability of 35% for Dr. Gross. Amounts associated with the 280G excise tax are “grossed up” at an effective total 55% tax liability to account for the additional tax on any excise gross up.

As of December 31, 2008, in the event that Mr. Schaedler would have been terminated by the Company, other than for cause, he would have been entitled to receive payment from the Company for services he performed under the employment agreement prior to such termination date, as well as a lump sum payment equal to the value of 90 days of his salary of $330,000, or $81,370.

As of December 31, 2008, in the event that Ms. Wright is terminated by the Company, for any reason other than for cause, she would be entitled to a $100,000 severance payment.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Transactions with Related Persons

Since the beginning of 2008, the Company had not entered into any transaction with related persons which would be required to be disclosed under this caption under the rules of the SEC.

Review, Approval or Ratification of Transactions with Related Parties

As required by the NYSE Amex listing standards, the Audit Committee of the Company’s Board of Directors is required to review and approve any transactions with related parties (as such term is defined in Item 404 of Regulation S-K). Such requirement is set forth in the Audit Committee’s charter.

In addition, the Company’s Code of Business Conduct and Ethics, which is annually reviewed and approved by the Board of Directors and acknowledged in writing by all employees, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the Code of Business Conduct and Ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC, the NYSE Amex and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons, all Section 16(a) filing requirements applicable to such persons were complied with.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.

2010 ANNUAL MEETING OF STOCKHOLDERS

The Company expects that the 2010 Annual Meeting of Stockholders will be held in June 2010, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Tampa, Florida, and, in accordance with Rule 14a-8 under the Exchange Act, the Company must receive the proposal on or before January 20, 2010, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

The Company’s stockholders are advised that currently there is no deadline for providing the Company timely notice of any stockholder proposal to be submitted at the Company’s 2010 Annual Meeting of Stockholders that is not sought to be included in the Company’s proxy statement in accordance with Rule 14a-8 under the Exchange Act. However, Rule 14a-4 of the SEC’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter 45 days before the date corresponding to the date the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders. Accordingly, for the Company’s 2010 Annual Meeting of Stockholders, if stockholders do not submit written notice to the Company’s Corporate Secretary, on or before April 5, 2010, the Company may exercise discretionary voting authority under the proxies it solicits in accordance with its best judgment on any stockholder proposal presented at such meeting.

You are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Carole R. Wright

Corporate Secretary

Tampa, Florida

                    , 2009

Exhibit A

UTEK CORPORATION

AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

1. Purpose of Plan

The purpose of this Plan is to enable UTEK CORPORATION (the “Company”) and its Subsidiaries to compete successfully in attracting, motivating and retaining Employees with outstanding abilities by making it possible for them to purchase Shares on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and its Subsidiaries and encourage them to remain in the employ of the Company or one or more of its Subsidiaries. Each Option is intended to be an Incentive Stock Option, except to the extent that (a) any such Option would exceed the limitations set forth in Section 3.(c) hereof and (b) for Options specifically designated at the time of grant as not being Incentive Stock Options.

2. Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the United States Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Committee described in Section 9 hereof.

(d) Intentionally omitted.

(e) “Employee” means a person who is regularly employed on a salary basis by the Company or any Subsidiary, including an officer or director of the Company or any Subsidiary who is also an employee of the Company or a Subsidiary.

(f) “Fair Market Value” means, with respect to a Share, if the Shares are then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers’ Automated Quotation System (including The Nasdaq Small Cap Market), the average of the high and low sales price of a Share on such exchange or quotation system on the date of grant of an Option, or, if Fair Market Value is used herein in connection with any event other than the grant of an Option, then such average of the high and low sales price on the date of such event. If the Shares are not traded on a registered securities exchange or quoted in such a quotation system, the Committee shall determine the Fair Market Value of a Share consistent with regulations regarding options not subject to Code section 409A.

(g) “Incentive Stock Option” means an option granted under this Plan and which is an incentive stock option within the meaning of section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

(h) “Option” means an option granted under this Plan, whether or not such option is an Incentive Stock Option.

(i) “Optionee” means any person who has been granted an Option which Option has not expired or been fully exercised or surrendered.

(j) “Plan” means the Company’s Employee Stock Option Plan.

(k) “Rule 16b-3” means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule.

(l) “Share” means one share of voting common stock, par value $.01 per share, of the Company, and such other stock or securities that may be substituted therefore pursuant to Section 6 hereof.

(m) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. For Incentive Stock Options, the term shall have the meaning set forth in Section 424(f) of the Code.

3. Limits on Options

(a) The total number of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate [2,211,274] Shares (which includes all Shares with respect to which Options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan or predecessor forms of this Plan), subject to adjustment as provided in Section 6 hereof. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the Shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

(b) No Incentive Stock Option shall be granted to any Employee who at the time such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary, determined in accordance with the provisions of Section 422(b)(6) and 424(d) of the Code, unless the option price at the time such Incentive Stock Option is granted is at least 110 percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option and such Incentive Stock Option is not exercisable by its terms after the expiration of five (5) years from the date of grant.

(c) An Incentive Stock Option shall be granted hereunder only to the extent that the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which such Incentive Stock Option and any other “incentive stock option” (within the meaning of Section 422 of the Code) are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee’s employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Incentive Stock Options and any such other “incentive stock options” into account in the order in which such Incentive Stock Options and any such other “incentive stock options” were granted.

(d) No Optionee shall, in any calendar year, be granted Options to purchase more than 100,000 Shares. Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of Shares. In the event that the number of Options which may be granted is adjusted as provided in the Plan, the above limit shall automatically be adjusted in the same ratio.

4. Granting of Options

The Committee is authorized to grant Options to selected Employees pursuant to the Plan. Subject to the provisions of the Plan, the Committee shall have exclusive authority to select the Employees to whom Options will be awarded under the Plan, to determine the number of Shares to be included in such Options, and to determine such other terms and conditions of Options, including terms and conditions which may be necessary to qualify Incentive Stock Options as “incentive stock options” under Section 422 of the Code. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted, unless the Committee provides for a specific date of grant which is subsequent to the date of such approval.

5. Terms of Stock Options

Subject to Section 3 hereof, the terms of Options granted under this Plan shall be as follows:

(a) The exercise price of each Share subject to an Option shall be fixed by the Committee. Notwithstanding the prior sentence, the option exercise price of an Incentive Stock Option shall be fixed by the Committee but shall in no event be less than 100% of the Fair Market Value of the Shares subject to such Option.

(b) Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution except that the Optionee may, with the consent of the Committee, transfer without consideration Options that do not constitute Incentive Stock Options to the Optionee’s spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

(c) Each Option shall expire and all rights thereunder shall end at the expiration of such period (which shall not be more than ten (10) years) after the date on which it was granted as shall be fixed by the Committee, subject in all cases to earlier expiration as provided in subsections (d) and (e) of this Section 5.

(d) During the life of an Optionee, an Option shall be exercisable only by such Optionee (or Optionee’s permitted assignee in the case of Options that do not constitute Incentive Stock Options) and only prior to the end of one (1) month after the termination of the Optionee’s employment with the Company or a Subsidiary, other than by reason of the Optionee’s death, permanent disability or retirement with the consent of the Company or a Subsidiary as provided in subsection (e) of this Section 5, but only if and to the extent the Option was exercisable immediately prior to such termination, and subject to the provisions of subsection (c) of this Section 5. If the Optionee’s employment is terminated for cause, or the Optionee terminates his employment with the Company, all Options granted to date by the Company to the Optionee (including any Options that have become exercisable) shall terminate immediately on the date of termination of employment. Cause shall have the meaning set forth in any employment agreement then in effect between the Optionee and the Company or any of its Subsidiaries, or if the Optionee does not have any employment agreement, cause shall mean (i) if the Optionee engages in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to the Company, or (ii) if the Optionee is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, which, in the opinion of the Board, substantially impairs the Optionee’s ability to perform his or her duties to the Company.

(e) If an Optionee: (i) dies while employed by the Company or a Subsidiary or within the period when an Option could have otherwise been exercised by the Optionee; (ii) terminates employment with, or has his employment terminated by, the Company or a Subsidiary by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Optionee; or (iii) terminates employment with the Company or a Subsidiary as a result of such Optionee’s retirement, provided that the Company or such Subsidiary has consented in writing to such Optionee’s retirement, then, in each such case, such Optionee, or the duly authorized representatives of such Optionee (or Optionee’s permitted assignee in the case of Options that do not constitute Incentive Stock Options), shall have the right, at any time within three (3) months after the death, disability or retirement of the Optionee, as the case may be, and prior to the termination of the Option pursuant to subsection (c) of this Section 5, to exercise any Option to the extent such Option was exercisable by the Optionee immediately prior to such Optionee’s death, disability or retirement. In the discretion of the Committee, the three-month period referenced in the immediately preceding sentence may be extended for a period of up to one year.

(f) Subject to the foregoing terms and to such additional terms regarding the exercise of an Option as the Committee may fix at the time of grant, an Option may be exercised in whole at one time or in part from time to time.

(g) Options granted pursuant to the Plan shall be evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of Shares subject to options. Option agreements covering Options need not contain similar provisions; provided, however, that all such option agreements shall comply with the terms of the Plan.

(h) The Committee is authorized to modify, amend or waive any conditions or other restrictions with respect to Options, including conditions regarding the exercise of Options.

6. Effect of Changes in Capitalization

(a) If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected, in each case without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Committee in (i) the aggregate number of Shares subject to the Plan, (ii) the maximum number of Shares for which Options may be granted to any Employee during any calendar year, and (iii) the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share.

(b) Subject to Section 6.(c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities, any Option theretofore granted shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, share exchange or consolidation, with a corresponding proportionate adjustment of the option price per Share so that the aggregate option price thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

(c) In the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer (other than as a security for obligations of the Company or any Subsidiary) of substantially all of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding Shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended, if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of Shares subject to such Option and the option price, regardless of any provision contained in the Plan or any stock option agreement with respect thereto limiting the exercisability of the Option for any length of time. Notwithstanding the foregoing, if a successor corporation or other entity as contemplated in clause (i) or (iii) of the preceding sentence agrees to assume the outstanding Options or to substitute substantially equivalent options, then the outstanding Options issued hereunder shall not be immediately exercisable, but shall remain exercisable in accordance with the terms of the Plan and the applicable stock option agreements.

(d) Adjustments under this Section 6 relating to Shares or securities of the Company shall be made by the Committee, whose determination in that respect shall be final and conclusive. Options subject to grant or previously granted under the Plan at the time of any event described in this Section 6 shall be subject to only such adjustments as shall be necessary to maintain the proportionate interest of the options and preserve, without exceeding, the value of such options. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole Share or unit.

(e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

7. Delivery and Payment for Shares; Replacement Options

(a) No Shares shall be delivered upon the exercise of an Option until the option price for the Shares acquired has been paid in full. No Shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee and adequate provision has been made by the Optionee for satisfying any applicable federal, state or local income or other taxes incurred by reason of the exercise of the Option. Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.

(b) Payment of the option price for the Shares purchased pursuant to the exercise of an Option and of any applicable withholding taxes shall be made, as determined by the Committee and set forth in the option agreement pertaining to such Option: (i) in cash or by check payable to the order of the Company; (ii) through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the option price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (a) and (b) hereof; provided, however, that the Committee may in its discretion impose and set forth in the option agreement pertaining to an Option such limitations or prohibitions on the use of Shares to exercise Options as it deems appropriate. The Committee also may authorize payment in accordance with a cashless exercise program under which, if so instructed by the Optionee, Shares may be issued directly to the Optionee’s broker upon receipt of the option price in cash from the broker.

(c) To the extent that the payment of the exercise price for the Shares purchased pursuant to the exercise of an Option is made with Shares as provided in Section 7.(b) hereof, then, at the discretion of the Committee, the Optionee may be granted a replacement Option under the Plan to purchase a number of Shares equal to the number of Shares tendered as permitted in Section 7.(b) hereof, with an exercise price per Share equal to the Fair Market Value on the date of grant of such replacement Option and with a term extending to the expiration date of the original Option.

8. No Continuation of Employment and Disclaimer of Rights

No provision in the Plan or in any Option granted or option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain a director or in the employ of either the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Optionee or beneficiary under the terms of the Plan. An Optionee shall have none of the rights of a shareholder of the Company until and to the extent all or some of the Shares covered by an Option are fully paid and issued to such Optionee.

9. Administration

(a) Subject to the provisions of subsection (b) of this Section 9, the Plan shall be administered by the Committee which shall interpret the Plan and make all other determinations necessary or advisable for its administration, including such rules and regulations and procedures as it deems appropriate. The Committee shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a “non-employee director” as defined in Rule 16b-3 and as an “outside director” as defined in Section 162(m) of the Code and regulations thereunder. Subject to the provisions of subsection (b) of this Section 9, in the event of a disagreement as to the interpretation of the Plan or any amendment hereto or any rule, regulation or procedure hereunder or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company’s shareholders.

(b) Notwithstanding any provision of the Plan to the contrary, any determination or interpretation to be made by the Committee with regard to any question arising under the Plan or any option agreement entered into hereunder may be made by the Board (excluding any Optionee whose Options or the grant to whom is at issue) and shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company’s shareholders.

(c) No member of the Committee or the Board shall be liable for any action taken or decision made, or any failure to take any action, in good faith with respect to the Plan or any Option granted or option agreement entered into hereunder.

10. No Obligation to Reserve or Retain Shares

The Board adopted a resolution initially reserving authorized but unissued Shares for the Plan. The Company will be under no further obligation to reserve, or to retain in its treasury, any particular number of Shares in connection with its obligations hereunder.

11. Amendment of Plan

The Board, without further action by the shareholders, may amend this Plan from time to time as it deems desirable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for purpose of the Code; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

12. Termination of Plan

This Plan shall terminate when all Shares reserved for issuance hereunder have been issued upon the exercise of Options, or by action of the Board pursuant to this paragraph, whichever shall first occur.

13. Effective Date

The Plan shall become effective upon the latest to occur of (1) adoption by the Board and (2) approval of this Plan by the shareholders of the Company. The Plan initially became effective on July 12, 1999 and was amended and restated on June 25, 2004, June 16, 2005 and again on June 26, 2008. Shareholders will be asked to approve this amended and restated version of the Plan, at the Company’s Annual Meeting of Stockholders on June 25, 2009.

UTEK CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas Schaedler and Sam Reiber, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hilton Garden Inn, 1700 E. 9th Avenue, Tampa, FL 33605 on June 25, 2009 at 9:00 a.m., local time, and at all adjournments thereof, as indicated on this proxy.

FOR ALL EXCEPT
1.	FOR ☐	WITHHELD ALL ☐	NOMINEES CROSSED OUT ☐

To elect:

Kwabena Gyimah-Brempong

Holly Callen Hamilton

Francis Maude

John Micek III

Sam Reiber

Doug Schaedler

Keith A. Witter

to serve as directors (except as marked to the contrary) for the Company for a one year term expiring in 2010 or until their successors are elected and qualified.

INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through his name on the list above.

2.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To ratify the selection of Pender Newkirk & Company to serve as the registered independent public accounting firm for the Company for the year ending December 31, 2009.

3.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve an amendment to the Company’s Amended and Restated Employee Stock Option Plan to increase the number of shares authorized for issuance.

4.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve the de-listing of the Company’s common stock from the London Stock Exchange Alternative Investment Market.

5.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To authorize the Board of Directors of the Company to withdraw the Company’s election to be treated as a business development company under the Investment Company Act of 1940.

6.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve any adjournment of the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals.

If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Meeting to another time and/or place for the purpose of soliciting additional proxies.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED.

Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement.

Dated

Signature

Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.